                                                                    Exhibit 23.2

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Liberty Media Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our report dated February 28, 2002, with respect to the consolidated balance sheets of Telewest Communications plc and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears as an exhibit in the December 31, 2001 annual report on Form 10-K of Liberty Media Corporation.


Form        Registration Statement No.         Description
----        --------------------------         -----------
S-8         333-67276                          Liberty Media 401(k) Savings Plan

S-8         333-67296                          Liberty Media Corporation Incentive Plan

S-3         333-66034 (Post-Effective          $3 Billion shares of Series A Common Stock, Debt Securities, or
            Amendment No. 1 to Form S-1)       Warrants

S-3         333-64746                          3 1/2% Senior Exchangeable Debentures

S-3         333-67538                          3 1/4% Senior Exchangeable Debentures

S-4         333-77066                          Liberty Digital, Inc. Merger


KPMG Audit Plc

London
March 28, 2002